Exhibit 99.1

CONTACT:

Jeff Macdonald

Acorda Therapeutics

(914) 347-4300 ext. 232

jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Receives Refuse to File Letter from FDA

on Fampridine-SR NDA

—Company to Host Conference Call at 8:30 a.m. Eastern Time Today—

HAWTHORNE, N.Y., March 31, 2009 — Acorda Therapeutics, Inc. (Nasdaq: ACOR) announced today that the Company received a refuse to file letter from the U.S. Food and Drug Administration (FDA) regarding its New Drug Application (NDA) for Fampridine-SR, a novel therapy being developed to improve walking ability in people with multiple sclerosis (MS).

The FDA has raised what it termed “format issues” regarding the eCTD (electronic) submission, requesting that some of the data in the NDA be reformatted, as well as requesting that some additional supporting information be included in the filing. The FDA has not requested or recommended additional clinical or other studies.

“We are surprised by this development,” stated Ron Cohen, M.D., President and CEO of Acorda Therapeutics, “We plan to address the issues raised in this letter with FDA expeditiously as we believe Fampridine-SR is potentially an important, first in class treatment option for people suffering with MS.”

The Company plans to request a meeting with FDA as soon as possible to discuss its comments on the NDA filing.

Conference Call and Audiocast

Acorda will host a conference call Tuesday, March 31, 2009 at 8:30 a.m. Eastern Time. To participate, please dial 866-783-2143 (domestic) or 857-350-1602 (international) and reference the access code 85118409. To access the audio webcast, please go to the Investor Relations “Calendar of Events” section of the Acorda website at www.acorda.com, or you may use the link: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=194451&eventID=2150210.

A replay of the call will be available from 11:30 a.m. Eastern Time on March 31, 2009 until April 30, 2009. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international) and reference the access code 59152215. The archived teleconference will be available for 30 days in the Investor Relations section of the Acorda website at http://phoenix.corporate-ir.net/phoenix.zhtml?c=194451&p=irol-irhome.

About Acorda Therapeutics

Acorda Therapeutics is a biotechnology company developing therapies for spinal cord injury, multiple sclerosis and related nervous system disorders. The Company’s marketed products include Zanaflex Capsules® (tizanidine hydrochloride), a short-acting drug for the management of spasticity. The Company’s pipeline includes a number of products in development for the treatment, regeneration and repair of the spinal cord and brain.

Forward-Looking Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including delays in obtaining or failure to obtain FDA approval of Fampridine-SR, the risk of unfavorable results from future studies of Fampridine-SR, Acorda Therapeutics’ ability to successfully market and sell Fampridine-SR, if approved, and Zanaflex Capsules, competition, failure to protect its intellectual property or to defend against the intellectual property claims of others, the ability to obtain additional financing to support Acorda Therapeutics’ operations, and unfavorable results from its preclinical programs. These and other risks are described in greater detail in Acorda Therapeutics’ filings with the Securities and Exchange Commission. Acorda Therapeutics may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Acorda Therapeutics disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.